                           SCHEDULE 14A INFORMATION
                           ------------------------

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               IA Corporation I
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                           [LOGO OF IA CORPORATION]

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 17, 1997

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of IA Corporation I, a Delaware corporation (the "Company"), will be held on Tuesday, June 17, 1997, at 12:30 p.m. at 1900 Powell Street, Suite 600, Emeryville, CA 94608, for the following purposes:

  1. To elect directors to serve for the following year and until their successors are duly elected.

  2. To approve the amendment to the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares.

  3. To approve the amendment of the Company's 1996 Stock Plan, to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares.

  4. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the 1997 fiscal year.

  5. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on Wednesday, April 30, 1997 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          Sincerely,

                                          DAVID M. WINKLER
                                          Chief Financial Officer, Vice
                                          President and Secretary

Emeryville, California
May 14, 1997

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                               IA CORPORATION I

                          TO BE HELD ON JUNE 17, 1997

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of IA Corporation I, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 17, 1997 at 12:30 p.m., local time, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the 1900 Powell Street, Suite 600, Emeryville, CA 94608. The Company's telephone number is (510) 450-7000. It is expected that this Proxy Statement and the enclosed Proxy will be mailed or delivered to stockholders on or about May 14, 1997.

RECORD DATE AND STOCK OWNERSHIP

  Only stockholders of record at the close of business on April 30, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 8,702,866 shares of the Company's Common Stock, $.01 par value, and 2,417,112 shares of the Company's Class B Common Stock, $.01 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding. Holders of Class B Common Stock are not entitled to vote at the meeting. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding security ownership of management and beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  On matters to be acted upon at the meeting, including the election of directors, each share of Common Stock entitles its holder to one vote. Stockholders do not have the right to cumulate their votes in the election of directors.

  This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. Original solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" as a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than January 14, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  A board of five directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

  The names of and certain information about the nominees of management are set forth below:

                                                                                          DIRECTOR
    NAME OF NOMINEE      AGE                POSITION/PRINCIPAL OCCUPATION                  SINCE
    ---------------      --- ------------------------------------------------------------ --------
Chakravarthi V. Ravi....  52 President, Chief Executive Officer and Chairman of the Board   1992
Henry Kressel(1)........  62 Board Director of Level One Communications, Inc.,              1992
                             Zilog, Inc., Maxis, Inc., TresCom International, Inc.,
                             NOVA Corporation, Inc.
Peter Stalker,
 III(1)(2)..............  37 Board Director of Cambridge NeuroScience, Inc.                 1995
John Oltman(2)..........  51 Board Director of Vanstar Corporation                          1996
Randy Katz(2)...........  41 Chairman of the Electrical Engineering and Computer Sciences   1997
                             Department at the University of California at Berkeley

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

  Dr. Ravi was a founder of the Company and has been the Chairman, President and Chief Executive Officer of the Company since its inception in July 1992. Dr. Ravi was President of Litton Industries Integrated Automation Division, the Company's predecessor, from August 1990 to July 1992. From 1978 to July 1990, Dr. Ravi worked for Teknekron Controls Inc. and Integrated Automation in a number of positions in general management, sales and marketing, strategic planning, software design and implementation of high technology systems. Prior to 1978, he was an Assistant Professor in the Electrical Engineering and Computer Science Department of the University of California at Berkeley specializing in computer architecture, software and telecommunications. Dr. Ravi received an M.S. and a Ph.D. in Electrical Engineering and Computer Science from the University of California at Berkeley and a B.Tech (Hons.) in Electrical Engineering from the Indian Institute of Technology in Bombay, India.

  Dr. Kressel has served as a director of the Company since its inception in July 1992. Dr. Kressel, a partner of Warburg, Pincus & Co., the general partner of Warburg, Pincus Investors, L.P., and a managing director of E. M. Warburg, Pincus & Co., LLC, has been with E. M. Warburg, Pincus & Co., LLC since 1983. Dr. Kressel serves as a director of Level One Communications, Inc., Zilog, Inc., Maxis, Inc., TresCom International, Inc., NOVA Corporation, Inc. and several privately held companies.

  Mr. Stalker has served as a director of the Company since April 1995. Mr. Stalker, a partner of Warburg, Pincus & Co., the general partner of Warburg, Pincus Investors, L.P., and a managing director of E. M. Warburg, Pincus & Co., LLC, has been with E. M. Warburg, Pincus & Co., LLC since 1984. He is a director of Cambridge NeuroScience, Inc. and several privately held companies.

  Mr. Oltman has served as a director of the Company since March 1996. Mr. Oltman is the former Chairman of the Board and Chief Executive Officer of SHL Systemhouse Inc., a company that provides client/server consulting and integration services. Mr. Oltman was formerly Worldwide Managing Partner for Integration Services for Andersen Consulting and a member of Andersen Consulting's Worldwide Organization Board of Directors. Mr. Oltman serves as a director of Vanstar Corporation and a privately held company.

  Dr. Katz has served as a director of the Company since January 1997. Dr. Katz is the Chairman of the Electrical Engineering and Computer Science Department at the University of California, Berkeley, and has been a professor at UC Berkeley for 17 years. Dr. Katz is responsible for the creation of a number of multiprocessing features used in the software industry today, including the design and creation of the revolutionary high performance storage system RAID ( Redundant Arrays of Inexpensive Disks.)

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS.

  The five nominees receiving the highest number of votes shall be elected.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of fifteen meetings during the fiscal year ended December 31, 1996. The Audit Committee held one meeting and the Compensation Committee held one meeting during the fiscal year ended December 31, 1996. Each director attended at least 75% of all Board Meetings and, where applicable, committee meetings held during fiscal 1996.

  Messrs. Katz, Oltman and Stalker currently serve on the Audit Committee. The purpose of the Audit Committee is to review with the Company's management and independent auditors the financial statements and internal financial reporting system and controls of the Company, recommend resolutions for any dispute between the Company's management and its auditors and review other matters relating to the relationship of the Company with its auditors.

  Messrs. Kressel and Stalker currently serve on the Compensation Committee. The purpose of the Compensation Committee is to review and approve the salaries of the Company's executive officers and certain highly compensated employees for each fiscal year. The compensation of the President and Chief Executive Officer of the Company remains subject to approval by the full Board of Directors.

DIRECTOR COMPENSATION

  Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. Messrs. Katz and Oltman each received $1,500 for participation in each Board Meeting plus reimbursement for actual travel expenses. In addition, the Company has granted Messrs. Katz and Oltman, each a stock option to purchase 21,000 shares of its Common Stock at an exercise price equal to the fair market value of such shares on the date the option was granted. The Company has not paid cash or other compensation to any of its other directors. Going forward, a director participating in a conference call with all board members present may be compensated $500 for such participation.

SECURITIES OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth, as of April 30, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

                                                                   SHARES
                                                                BENEFICIALLY
                                                                 OWNED(1)(2)
                                                              -----------------
                         BENEFICIAL OWNER                      NUMBER   PERCENT
                         ----------------                     --------- -------
      Warburg, Pincus Investors, L.P.(2)..................... 4,142,708  49.0%
       466 Lexington Avenue
       New York, NY 10017
      Henry Kressel(3)....................................... 4,142,708  49.0
       466 Lexington Avenue
       New York, NY 10017
      Peter Stalker, III(3).................................. 4,142,708  49.0
       466 Lexington Avenue
       New York, NY 10017
      Chakravarthi V. Ravi(4)................................   678,024   7.8
      Jesse T. Quatse(5).....................................   263,562   3.0
      David M. Winkler(6)....................................    89,267   1.0
      Geraldine McGrath(7)...................................    16,739     *
      William E. Guthrie(8)..................................    28,930     *
      John Oltman(9).........................................     5,250     *
      Randy Katz.............................................      --       *
      All Named Executive Officers and directors as a group
       (9 persons)(10)....................................... 5,224,480  60.3

--------
*  Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 1997, are deemed outstanding. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each stockholder's name.

(2) Does not include 2,417,112 shares of non-voting Class B Common Stock owned by Warburg which represents all outstanding Class B Common Stock.
(3) The sole General Partner of Warburg, Pincus Investors, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel
     I. Pincus is the Managing Partner of WP and may be deemed to control WP. E.M. Warburg, Pincus & Company, a New York general partnership ("E.M. Warburg") that has the same general partners as WP, manages Warburg. WP has a 20% interest in the profits of Warburg, and through its wholly owned subsidiary E.M. Warburg, Pincus & Co., Inc., E.M. Warburg owns 1.13% of the limited partnership interests in Warburg. Messrs. Kressel and Stalker, directors of the Company, are Managing Directors of E.M. Warburg, Pincus & Co., Inc. and General Partners of WP and E.M. Warburg. As such, Messrs. Kressel and Stalker may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by Warburg, E.M. Warburg and WP.
(4) Includes 98,280 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 30, 1997.
(5) Includes 40,950 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 30, 1997. Effective in February 1997, Dr. Quatse resigned his position of Chief Operating Officer and Vice President of the Company.
(6) Includes 16,759 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 30, 1997.
(7) Includes 8,458 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 30, 1997.
(8) Includes 20,768 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 30, 1997.
(9) Includes 5,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 30, 1997.
(10) Includes 190,465 shares subject to options exercisable within 60 days of April 30, 1997.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

  The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation earned by such executive officers for the year ended December 31, 1996.

  The Compensation Committee of the Board of Directors of IA Corporation I establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee during the year ended December 31, 1996 consisted of two independent, non-employee directors, Messrs. Henry Kressel and Peter Stalker.

  The Company's compensation philosophy is to provide a total compensation package that will enable the Company to attract and retain top executive talent, while emphasizing the linkage of compensation to corporate, team and individual performance.

  The compensation program for the executive officers is identical to that for all employees and consists of base salary, incentive stock options and bonus. Other benefits, such as medical insurance, a defined contribution pension plan, an employee stock purchase plan and supplemental severance benefits, are also available to all eligible employees.

  The Compensation Committee establishes the compensation of the Chief Executive Officer and the other executive officers based on several criteria that affect the Company's performance:

  1. Salaries of executive officers in similar positions of comparably sized technology companies that have been in business for as long as the Company has and that have earned a reputation in the marketplace similar to that of the Company. Selecting comparable companies is difficult due to the unique nature of the Company, which engages in the development and sales of very large scale, highly sophisticated enterprise application software products.

  2. The Company's performance for the prior year, including the ability to meet revenue and profit targets, to manage agreed-upon budgets, progress in the Company's development program and the successful negotiation and execution of collaborative marketing agreements.

  3. The achievement of corporate objectives, which includes focusing and accelerating development towards commercialization, entering business areas where there is the potential for a large return balanced with commensurate risks and other objectives that are designated to maximize stockholder value.

  In determining the CEO's compensation, the Committee also considered achievement of certain individual objectives related to the CEO's area of responsibility. The current CEO, Dr. Chakravarthi Ravi, was appointed by the Board in July 1992. Based on the factors discussed above, the CEO's salary was increased by 3% to $206,000, effective January 1, 1996 and he was awarded a bonus of $103,000 which was paid in December of 1996.

  The Company intends to take the necessary steps to comply with the $1 million compensation deduction limitation pursuant to section 162(m) of the Omnibus Budget Reconciliation Act of 1993. The non-equity based compensation paid to the Named Officers in fiscal 1994, 1995 and 1996 did not exceed $1 million for any individual.

                                PROPOSAL NO. 2

        APPROVAL OF AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on May 28, 1996 and approved by the stockholders in August 1996. A total of 150,000 shares of Common Stock has been reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or at the end of each offering period, whichever is lower. Employees are eligible to participate after three consecutive months of employment if they are regularly employed by the Company for at least 20 hours per week and more than five months per calendar year. As of April 30, 1997, a total of 39,449 shares of Common Stock had been purchased under the Purchase Plan, and 111 employees were participating under the Purchase Plan.

PROPOSAL

  Effective April 1, 1997, the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares reserved thereunder by an additional 250,000 shares of Common Stock, for an aggregate of 400,000 shares reserved for issuance thereunder. At the Annual Meeting, the stockholders are being requested to approve this amendment.

REQUIRED VOTE; RECOMMENDATION OF BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the Votes Cast will be required to approve and ratify the increase in the shares reserved under the Purchase Plan.

  The continued success of the Company depends upon its ability to attract and retain highly qualified and competent employees. The Purchase Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its stockholders.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF PURCHASE PLAN

  Purpose. The purpose of the Purchase Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  Administration. The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator"). The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Purchase Plan. Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

  Eligibility. Employees are eligible to participate if they are regularly employed by the Company for at least 20 hours per week and more than five months per calendar year. Participation in the Purchase Plan ends automatically on termination of employment with the Company. Eligible employees may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with the Company's payroll office at least ten business days prior to the applicable enrollment date.

  Offering Periods. The Purchase Plan is implemented by consecutive twenty-four month offering periods commencing on or after August 1 and February 1 of each year.

  Purchase Price. The purchase price per share of the shares offered under the Purchase Plan in a given offering period shall be the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date, whichever is lower. The fair market value of the Common Stock on a given date shall be the closing sale price of the Common Stock for such date as reported by the Nasdaq National Market.

  Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the Purchase Plan to include all regular straight time earnings and any payments for overtime, shift premiums, all bonuses, and commissions (but excluding incentive compensation, incentive payments, regular bonuses and other compensation) for a given offering period. A participate may discontinue his or her participation in the Purchase Plan at any time during the offering period.

  Grant and Exercise of Option. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing twenty-five thousand dollars ($25,000) by the fair market value of a share of the Company's Common Stock on the enrollment date. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

  Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power of value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

  Withdrawal; Termination of Employment. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account and not yet used by giving written notice to the Company.

  Transferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan) and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control. Subject to any required action by the stockholders of the Company, the shares reserved under the Purchase Plan as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected with receipt of consideration". Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that each option under the plan be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Board of Directors determines to shorten the offering period.

  Amendment and Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the Board of Directors determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders. Except as provided in the Purchase Plan, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such manner and to such a degree as required.

  Unless terminated sooner, the Purchase Plan will terminate 10 years from its effective date.

FEDERAL TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed and ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

  The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PURCHASE PLAN ACTIVITY

  To date (without taking into account the proposed amendment to the Purchase
Plan), the Company has issued and sold an aggregate of 39,449 shares of Common Stock pursuant to the Purchase Plan and 110,551 shares of Common Stock remain available for future issuance under the Purchase Plan. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchase under the Purchase Plan are not determinable. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the year ended December 31, 1996 by each of the Named Officers, all current executive officers as a group and all non-executive officer employees as a group:

                                 NUMBER OF
 NAME OF INDIVIDUAL OR    DOLLAR  SHARES
   IDENTITY OF GROUP      VALUE  PURCHASED
 ---------------------    ------ ---------
Chakravarthi V. Ravi....    --       --
Jesse T. Quatse.........    --       --
David M. Winkler........    --       --
William E. Guthrie......    --       --
Geraldine McGrath.......    --       --
All executive officers
 as a group (5 persons).    --       --
All other employees
 (excluding executive
 officers) as a group...    --       --

--------

                                PROPOSAL NO. 3

                 APPROVAL OF AMENDMENT TO THE 1996 STOCK PLAN

GENERAL

  The 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors on May 28, 1996 and approved by the stockholders in August 1996. A total of 400,000 shares of Common Stock have been reserved for issuance under the 1996 Plan. The 1996 Plan provides for the granting to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for granting of nonstatutory stock options to employees and consultants of the Company. As of April 30, 1997, options to purchase 121,660 shares of Common Stock had been granted to 60 individuals under the 1996 Plan and 278,340 shares remained available for future grants (without taking into account the proposed amendment to the 1996
Plan).

PROPOSAL

  Effective April 1, 1997, the Board of Directors approved an amendment to the 1996 Plan to increase the number of shares reserved thereunder by an additional 300,000 shares of Common Stock, for an aggregate of 700,000 shares reserved for issuance thereunder. At the Annual Meeting, the stockholders are being requested to approve this amendment. The amendment to the 1996 Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, all newly hired full-time employees are eligible to receive stock option grants. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

REQUIRED VOTE; RECOMMENDATION OF BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the Votes Cast will be required to approve and ratify the increase in the shares reserved under the 1996 Plan.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE 1996 PLAN

  General. The purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the 1996 Plan may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. In addition, shares of the Company's Common Stock may be granted under the 1996 Plan.

  Administration. The 1996 Plan may generally be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). Subject to the other provisions of the 1996 Plan, the Board of Directors has the authority to (i) interpret the 1996 Plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 1996 Plan; (iii) select the persons to whom options are to be granted;
(iv) determine the number of shares to be made subject to each option; (v) reduce the exercise price of any option to the then current fair market value;
(vi) prescribe the terms and conditions of each option (including the exercise price, whether an option will be classified as an incentive stock option or a nonstatutory stock option and the provisions of the stock option agreement to be entered into between the Company and the grantee; (vii) amend any outstanding option subject to applicable legal and 1996 Plan restrictions;
(viii) authorize any person to execute, on behalf of the Company, any instrument required to effect the grant of an option; and (ix) take any other actions deemed necessary or advisable for the administration of the 1996 Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and on all persons deriving their rights therefrom.

  Eligibility; Limitations. Nonstatutory stock options and shares of the Company's Common Stock may be granted under the 1996 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant and the term of the option is no longer than five years.

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1996 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 200,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options to purchase up to an additional 150,000 shares of Common Stock.

  Terms and Conditions of Options. Each option granted under the 1996 Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

  (a)Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a nonstatutory stock option may be determined by the Administrator; provided, however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

  (b)Exercise of Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The vesting terms of such options are to be determined by the Administrator. Options granted under the 1996 Plan to date become exercisable at a rate whereby 25% of the shares subject to the option shall vest 12 months after the vesting commencement date, and 1/48 of the Shares subject to the option shall vest each month thereafter. The option has a 10 year term, except in the case of an optionee who owns more than 10% of the voting power of all classes of stock at the time of grant, in which case the term of an incentive stock option will be five years. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

  (c)Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1996 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

  (d)Term of Option. The term of an incentive stock option may be no more than 10 years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

  (e)Termination of Employment. In the event an optionee's continuous status as an employee or consultant terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option, but only within such period of time not to exceed three months from the date of such termination, as is determined by the Administrator (with such determination being made at the time of grant and not exceeding 90 days in the case of an incentive stock option) and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

  (f)Permanent Disability. In the event an optionee's continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within 12 months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

  (g)Death. In the event of an optionee's death, the Options shall become 100% vested and the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within 12 months following the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement).

  (h)Nontransferability of Options. Options granted under the 1996 Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee. However, the Administrator may, in its discretion, provide for the transfer of options to any member of the optionee's immediate family or to certain trusts and partnerships. Following such transfer, any such options will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

  (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options will be treated as nonstatutory stock options.

  (j)Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Administrator.

  Other Common Stock Programs. The Administrator may adopt one or more incentive compensation arrangements for employees, consultants and directors. Such arrangements will allow employees, consultants and directors to acquire shares of Common Stock, whether by purchase, outright grant or otherwise. Any such arrangements will be subject to the general provisions of the 1996 Plan.

  Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1996 Plan, the number and class of shares of stock subject to any option outstanding under the 1996 Plan, and the exercise price of any such outstanding option.

  In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will have the right to exercise all of the optionee's options, including those not otherwise exercisable, until the date 10 days prior to the consummation of the liquidation or dissolution.

  Notwithstanding the above, in the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the 1996 Plan requires that each outstanding option be assumed or an equivalent option be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume the then outstanding options, the 1996 Plan provides for the full acceleration of the exercisability of all outstanding options for a period of fifteen days from the date of notice of acceleration to the optionee, with the option terminating upon expiration of such period.

  Amendment and Termination of the 1996 Plan. The Board of Directors may amend, alter, suspend or terminate the 1996 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 1996 Plan to the extent necessary to comply with
Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1996 Plan without the written consent of the optionee. Unless terminated earlier, the 1996 Plan will terminate 10 years from the date of its approval by the stockholders or the Board of Directors, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the 1996 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

1996 PLAN ACTIVITY

  As of the date of this proxy statement, there has been no determination by the Board of Directors or the Stock Plan Committee with respect to future awards under the 1996 Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to options granted under the 1996 Plan during the fiscal year ended December 31, 1996 to (i) the Company's "Named Officers", (ii) all current executive officers as a group,
(iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group. The term of all options outstanding under the 1996 Plan is 10 years from the date of grant.

                                                                 SHARES
                                                                 SUBJECT AVERAGE
                                                                   TO     PRICE
                                                                 OPTIONS   PER
            NAME OF INDIVIDUAL OR IDENTITY OF GROUP              GRANTED  SHARE
            ---------------------------------------              ------- -------
Chakravarthi V. Ravi............................................    --      --
Jesse T. Quatse.................................................    --      --
David M. Winkler................................................    --      --
William E. Guthrie..............................................    --      --
Geraldine McGrath...............................................    --      --
All executive officers as a group (5 persons)...................    --      --
All other employees (excluding executive officers) as a group... 66,160   $6.00

--------

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The reappointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997 has been approved by the Board of Directors, subject to ratification by the stockholders.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

  Although not required to be submitted for stockholder approval, the Board of Directors has conditioned its appointment of auditors upon the receipt of the affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and voting at the Annual Meeting. In the event the stockholders do not approve the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                               OTHER INFORMATION

TRANSACTIONS WITH MANAGEMENT

  Since January 1, 1996, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest other than
(i) the agreements that are described where required in "Management" and (ii) the transactions described below.

  Effective upon the closing of the Company's initial public offering, the holders of the Company's Series A Preferred Stock entered into a Share Exchange Agreement with the Company, pursuant to which all of the issued and outstanding shares of Series A Preferred Stock and accrued dividends were exchanged for approximately 2,973,117 shares of Common Stock, including approximately 2,417,112 shares of non-voting Class B Common Stock (the "Share Exchange Agreement"). Pursuant to the terms of the Share Exchange Agreement the Series A Preferred Stock was, simultaneously with the closing of the initial public offering, exchanged for shares of Common Stock and Class B Common Stock at a rate equal to the quotient of (i) the redemption price of the Series A Preferred Stock ($100 per share), divided by (ii) the initial public offering price of the Common Stock, net of underwriting discounts and commissions. The accrued dividends related to Series A Preferred Stock were also exchanged for that number of shares of Common Stock obtained by dividing the accrued dividends by the initial public offering price, less underwriting discounts and commissions. Immediately prior to the closing of the initial public offering the executive officers, directors and five percent stockholders who owned Series A Preferred Stock were as follows:

                                                                     SERIES A
                                                                    PREFERRED
                              NAME                                  STOCK HELD
                              ----                                --------------
Warburg, Pincus Investors, L.P................................... 116,300 shares
Chakravarthi V. Ravi, President & Chief Executive Officer........   1,250 shares
Charles Malka....................................................   1,000 shares
David M. Winkler, Chief Financial Officer and Vice President.....     500 shares
Jesse T. Quatse, Chief Operating Officer and Vice President......     250 shares

  Of the Series A Preferred Stockholders, only Warburg, Pincus Investors, L.P. received any of the non-voting Class B Common Stock issued pursuant to the Share Exchange Agreement.

  The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Forms 5 have been filed for such persons as required, the Company believes that, during the year ended December 31, 1996, all reporting persons complied with Section 16(a) filing requirements applicable to them.

                        EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid by the Company during the year ended December 31, 1996, to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                 ----------------
                                              ANNUAL
                                           COMPENSATION               AWARDS
                                        ---------------------    ----------------
                                                                    SECURITIES
                                                                    UNDERLYING
      NAME AND PRINCIPAL POSITION       SALARY($)    BONUS($)    OPTIONS/SAR'S(#)
      ---------------------------       ---------    --------    ----------------
Chakravarthi V. Ravi................... $217,783(2)  $103,000            --
 President, Chief Executive Officer and
  Chairman of the Board
Jesse T. Quatse(1).....................  189,533(2)    88,900            --
 Chief Operating Officer and Vice
  President
David M. Winkler.......................  130,679(2)    61,800         36,659
 Chief Financial Officer and Vice
  President
William E. Guthrie.....................  124,610(2)   144,784(3)         --
 Vice President, Sales
Geraldine McGrath......................  102,456(2)    25,000         17,500
 General Counsel

--------
(1) Effective February, 1997, Dr. Quatse resigned his position of Chief Operating Officer and Vice President of the Company.

(2) Includes income from pay in lieu of vacation time as follows: Dr. Ravi $11,885; Dr. Quatse $11,959; Mr. Winkler, $7,132; Mr. Guthrie, $4,615; and
    Ms. McGrath, $2,734.

(3) Entire amount represents sales commission payments.

OPTION GRANTS DURING FISCAL 1996

  The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 1996.

                                     INDIVIDUAL GRANTS(1)              POTENTIAL REALIZABLE
                         ---------------------------------------------   VALUE AT ASSUMED
                         NUMBER OF    % OF TOTAL                       ANNUAL RATES OF STOCK
                         SECURITIES    OPTIONS                          PRICE APPRECIATION
                         UNDERLYING   GRANTED TO                        FOR OPTION TERM(3)
                          OPTIONS    EMPLOYEES IN  EXERCISE EXPIRATION ---------------------
          NAME           GRANTED(1) FISCAL YEAR(2) PRICE(2)    DATE        5%        10%
          ----           ---------- -------------- -------- ---------- ---------- ----------
Chakravarthi V. Ravi....      --         --           --         --           --         --
Jesse T. Quatse.........      --         --           --         --           --         --
David M. Winkler........   36,659        8.1%       $1.43    3/25/03   $   21,263 $   49,857
William E. Guthrie......      --         --           --         --           --         --
Geraldine McGrath.......   17,500        3.8%         .28    1/11/03        1,925      4,725

--------
(1) Options granted under the 1992 Stock Plan generally become exercisable at a rate of 20% of the shares subject to the option at the end of the first year and 1/20th of the shares subject to the option at the end of each quarter thereafter, so long as the individual is employed by the Company. All options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Company's Board of Directors on the date of grant.

(2) The Company granted options to purchase 455,199 shares of Common Stock during 1996.

(3) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

OPTION EXERCISES DURING FISCAL 1996

  The following table sets forth information concerning option holdings for the fiscal year ended December 31, 1996, with respect to each of the Named Executive Officers. No options were exercised by any of the other Named Executive Officers during such fiscal year. No stock appreciation rights were granted during such year.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY
                           SHARES                   OPTIONS AT 12/31/96     OPTIONS AT 12/31/96(1)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Chakravarthi V. Ravi....      --           --         --        196,560          --     $1,152,038
Jesse T. Quatse.........      --           --         --         81,900          --        480,016
David M. Winkler(2).....   12,250      $17,325      5,250        62,349      $30,770       313,568
William E. Guthrie(3)...    2,800        9,200     13,650        48,188       76,290       269,768
Geraldine McGrath(4)....    5,600        9,420      4,900        21,819       27,767       124,073

--------
(1) Based on the fair market value of the Company's Common Stock Price on December 31, 1996, $5.88 per share, as reported by NASDAQ less the exercise price payable for such shares

(2) Based on the fair market value of the Company's Common Stock Price on April 1, 1996, $1.43 per share, as determined by the Board of Directors, less the exercise price payable for such shares

(3) Based on the fair market value of the Company's Common Stock Price on August 25, 1996, $3.57 per share, as determined by the Board of Directors, less the exercise price payable for such shares

(4) Based on the fair market value of the Company's Common Stock Price on April 3, 1996, $1.43 per share, with respect to 4,900 shares, and on August 13, 1996, $3.57 per share, with respect to 700 shares. Both as determined by the Board of Directors, less the exercise price payable for such shares.

EMPLOYMENT AGREEMENTS AND CHANGE-IN CONTROL ARRANGEMENTS

  Dr. Ravi has a severance agreement with the Company that, under certain circumstances, allows for a severance payment of up to 12 months' salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors, formed in January 1994, currently consists of Messrs. Kressel and Stalker. None of these individuals were at any time during fiscal 1996, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

  In accordance with Exchange Act regulations, the following performance graph compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return on the Nasdaq Index and on the Hambrecht & Quist Technologies Index over the same period. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at November 8, 1996 (the date of the Company's initial public offering) and that all dividends were reinvested. The information contained in the performance graphs shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.


                 COMPARISON OF 2-MONTH CUMULATIVE TOTAL RETURN*
           AMONG IA COROPRATION I, THE NASDAQ STOCK MARKET-US INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             IA                NASDAQ       H&Q
                             CORPORATION       COMPOSITE    TECHNOLOGY
Measurement Period           INDEX             INDEX        INDEX
---------------------        ---------------   ---------    ----------
Measurement Pt-11/08/1996    $100.00           $100.00      $100.00
11/29/1996                   $ 80.43           $102.75      $104.21
12/31/1996                   $ 84.00           $102.63      $101.89

* $100 INVESTED ON 11/08/96 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                 OTHER MATTERS

  The Company does not currently intend to bring before the Annual Meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DAVID M. WINKLER
                                          Chief Financial Officer, Vice
                                           President and Secretary

Emeryville, California
May 14, 1997